                                LEASE AND SUBLEASE

                               DATED APRIL 21, 1998

                                   EXECUTED BY

                     LTC-OHIO, INC., as Lessor and Sublessor

                                       and

            KARRINGTON OPERATING COMPANY, INC., AN OHIO CORPORATION,
                             as Lessee and Sublessee

                                TABLE OF CONTENTS

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 1 -
     1.1  Leased Property. . . . . . . . . . . . . . . . . . . . . . . . . . . - 1 -
     1.2  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 2 -
     1.3  Contingencies. . . . . . . . . . . . . . . . . . . . . . . . . . . . - 2 -

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
     2.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
     3.1  Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
          3.1.1  Minimum Rent. . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
          3.1.2  Adjustment to Rent. . . . . . . . . . . . . . . . . . . . . . - 8 -
     3.2  Additional Charges . . . . . . . . . . . . . . . . . . . . . . . . . - 9 -
     3.3  Net Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 9 -
     3.4  Late Charge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 10 -

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 10 -
     4.1  Payment of Impositions . . . . . . . . . . . . . . . . . . . . . . . - 10 -
     4.2  Notice of Impositions. . . . . . . . . . . . . . . . . . . . . . . . - 11 -
     4.3  Utility Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . - 12 -
     4.4  Insurance Premiums . . . . . . . . . . . . . . . . . . . . . . . . . - 12 -
     4.5  Ground Lease Payments. . . . . . . . . . . . . . . . . . . . . . . . - 12 -
     4.6  Payables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 12 -

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 12 -
     5.1  No Termination, Abatement, etc . . . . . . . . . . . . . . . . . . . - 12 -
     5.2  Abatement Procedures . . . . . . . . . . . . . . . . . . . . . . . . - 13 -

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 13 -
     6.1  Ownership of the Leased Property . . . . . . . . . . . . . . . . . . - 13 -
     6.2  Lessee's Alterations . . . . . . . . . . . . . . . . . . . . . . . . - 13 -
     6.3  Lessee's Personal Property . . . . . . . . . . . . . . . . . . . . . - 14 -
     6.4  Consumable Inventory . . . . . . . . . . . . . . . . . . . . . . . . - 14 -

ARTICLE VII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 14 -
     7.1  Condition of Leased Property . . . . . . . . . . . . . . . . . . . . - 14 -
     7.2  Use of the Leased Property . . . . . . . . . . . . . . . . . . . . . - 15 -
     7.3  Preservation of Gross Revenues . . . . . . . . . . . . . . . . . . . - 16 -

                                        -i-

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
     8.1  Compliance with Legal and Insurance Requirements, Instruments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
     8.2  Legal Requirement Covenants. . . . . . . . . . . . . . . . . . . .  - 17 -

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 18 -
     9.1  Maintenance and Repair . . . . . . . . . . . . . . . . . . . . . .  - 18 -
     9.2  Expenditures to Comply with Law; Construction of Additional
          Improvements Pursuant to Certificate of Need . . . . . . . . . . .  - 19 -
     9.3  Encroachments, Restrictions, etc . . . . . . . . . . . . . . . . .  - 20 -

ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
     10.1 Lessee's Obligations for Hazardous Materials . . . . . . . . . . .  - 20 -
     10.2 Definition of Hazardous Materials. . . . . . . . . . . . . . . . .  - 21 -

ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -
     11.1 No Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -
     11.2 Permitted Liens. . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -

ARTICLE XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -
     12.  Permitted Contests . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -

ARTICLE XIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
     13.1 General Insurance Requirements . . . . . . . . . . . . . . . . . .  - 23 -
     13.2 Replacement Cost . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
     13.3 Additional Insurance . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
     13.4 Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . .  - 25 -
     13.5 Form Satisfactory, etc . . . . . . . . . . . . . . . . . . . . . .  - 25 -
     13.6 Increase in Limits . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
     13.7 Blanket Policy . . . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
     13.8 No Separate Insurance. . . . . . . . . . . . . . . . . . . . . . .  - 26 -
     13.9 Continuous Coverage. . . . . . . . . . . . . . . . . . . . . . . .  - 26 -

ARTICLE XIV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
     14.1 Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
     14.2 Reconstruction in the Event of Damage or Destruction Covered
          by Insurance Proceeds. . . . . . . . . . . . . . . . . . . . . . .  - 27 -
     14.3 Reconstruction in the Event of Damage or Destruction Not
          Covered by Insurance . . . . . . . . . . . . . . . . . . . . . . .  - 27 -
     14.4 Lessee's Property. . . . . . . . . . . . . . . . . . . . . . . . .  - 27 -
     14.5 Restoration of Lessee's Property . . . . . . . . . . . . . . . . .  - 28 -
     14.6 No Abatement of Rent . . . . . . . . . . . . . . . . . . . . . . .  - 28 -
     14.7 Damage Near End of Term. . . . . . . . . . . . . . . . . . . . . .  - 28 -
     14.8 Termination of Option to Extend. . . . . . . . . . . . . . . . . .  - 28 -

                                     -ii-

     14.9 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 28 -

ARTICLE XV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 29 -
     15.  Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 29 -
     15.1 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 29 -
     15.2 Parties' Rights and Obligations. . . . . . . . . . . . . . . . . .  - 29 -
     15.3 Total Condemnation . . . . . . . . . . . . . . . . . . . . . . . .  - 29 -
     15.4 Allocation of Portion of Award . . . . . . . . . . . . . . . . . .  - 30 -
     15.5 Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . .  - 31 -
     15.6 Temporary Taking . . . . . . . . . . . . . . . . . . . . . . . . .  - 31 -

ARTICLE XVI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 32 -
     16.1 Events of Default. . . . . . . . . . . . . . . . . . . . . . . . .  - 32 -
     16.2 Certain Remedies . . . . . . . . . . . . . . . . . . . . . . . . .  - 34 -
     16.3 Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 35 -
     16.4 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 36 -
     16.5 Application of Funds . . . . . . . . . . . . . . . . . . . . . . .  - 36 -

ARTICLE XVII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 36 -
     17.  Lessor's Right to Cure Lessee's Default. . . . . . . . . . . . . .  - 36 -

ARTICLE XVIII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 37 -
     18.1 Options to Extend. . . . . . . . . . . . . . . . . . . . . . . . .  - 37 -
     18.2 Minimum Rent During Extended Terms . . . . . . . . . . . . . . . .  - 37 -

ARTICLE XIX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 37 -
     19.  Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 37 -

ARTICLE XX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 38 -
     20.  Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 38 -

ARTICLE XXI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 38 -
     21.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .  - 38 -

ARTICLE XXII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 39 -
     22.  Subletting and Assignment. . . . . . . . . . . . . . . . . . . . .  - 39 -
     22.1 Attornment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 40 -
     22.2 Sublease Limitation. . . . . . . . . . . . . . . . . . . . . . . .  - 40 -

ARTICLE XXIII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 41 -
     23.  Officer's Certificates and Financial Statements; Lease
          Covenants' . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 41 -
          23.1 OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS.. . . . . . .  - 41 -
          23.2 Lease Covenants . . . . . . . . . . . . . . . . . . . . . . .  - 41 -

                                      -iii-

ARTICLE XXIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 42 -
     24.  Lessor's Right to Inspect. . . . . . . . . . . . . . . . . . . . .  - 42 -

ARTICLE XXV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 42 -
     25.  No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 42 -

ARTICLE XXVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 42 -
     26.  Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . .  - 42 -

ARTICLE XXVII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
     27.  Acceptance of Surrender. . . . . . . . . . . . . . . . . . . . . .  - 43 -

ARTICLE XXVIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
     28.  No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -

ARTICLE XXIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
     29.  Conveyance by Lessor . . . . . . . . . . . . . . . . . . . . . . .  - 43 -

ARTICLE XXX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
     30.  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -

ARTICLE XXXI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
     31.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -

ARTICLE XXXII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 44 -
     32.1 Lessor May Grant Liens . . . . . . . . . . . . . . . . . . . . . .  - 44 -
     32.2 Lessee's Right to Cure . . . . . . . . . . . . . . . . . . . . . .  - 45 -
     32.3 Default by Lessor. . . . . . . . . . . . . . . . . . . . . . . . .  - 45 -

ARTICLE XXXIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 46 -
     33.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .  - 46 -
          33.1 Survival of Obligations . . . . . . . . . . . . . . . . . . .  - 46 -
          33.2 Late Charges; Interest. . . . . . . . . . . . . . . . . . . .  - 46 -
          33.3 Limits of Lessor's Liability. . . . . . . . . . . . . . . . .  - 46 -
          33.4 Limits of Lessee's Liability. . . . . . . . . . . . . . . . .  - 46 -
          33.5 Transfer of Operations. . . . . . . . . . . . . . . . . . . .  - 46 -
          33.6 Addendum, Amendments and Exhibits . . . . . . . . . . . . . .  - 47 -
          33.7 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .  - 47 -
          33.8 Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 47 -
          33.9 Days. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 47 -
          33.10 Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 47 -
          33.11 Applicable Law; Venue. . . . . . . . . . . . . . . . . . . .  - 47 -

                                      -iv-

          33.12 Successors and Assigns . . . . . . . . . . . . . . . . . . .  - 47 -
          33.13 Recordation. . . . . . . . . . . . . . . . . . . . . . . . .  - 47 -
          33.14 Prior and Future Agreements. . . . . . . . . . . . . . . . .  - 47 -
          33.15 Partial Invalidity . . . . . . . . . . . . . . . . . . . . .  - 47 -
          33.16 Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . .  - 48 -
          33.17 Authority of Lessor and Lessee . . . . . . . . . . . . . . .  - 48 -
          33.18 Relationship of the Parties. . . . . . . . . . . . . . . . .  - 48 -
          33.19 Counterparts . . . . . . . . . . . . . . . . . . . . . . . .  - 48 -
          33.20 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . .  - 48 -

                                     LEASE



         This LEASE and SUBLEASE (collectively this "Lease") is made as of the 21st day of April, 1998, by and between LTC-OHIO, INC., a Delaware corporation, herein called ALessor", and KARRINGTON OPERATING COMPANY, INC., an Ohio corporation, herein called "Lessee", subject to the terms, conditions and contingencies set forth below.

                                     ARTICLE I

                  1.1 LEASED PROPERTY. Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee, and Lessee rents and hires from Lessor all of the following (the "Leased Property"):

                           (i)      Each of the real properties situated in
the State of Ohio and more particularly described in Exhibits "A-1", "A-2", "A-3" and "A-4" attached hereto, as the same may be supplemented or modified from time to time (the "Land"). The parties acknowledge that the Lessor's interests in the real properties described on Exhibits "A-2" and "A-3" is as lessee under the Ground Leases defined below;

                           (ii)     All buildings, structures, Fixtures (as
hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

                           (iii)    All easements, rights and appurtenances
relating to the Land and the Leased Improvements;

                           (iv)     All permanently affixed equipment,
machinery, fixtures, and other items of real and/or personal property, including all components thereof, permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by the law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, to the extent acquired by Lessor pursuant to the "Purchase Agreement" as defined in Article II hereof (collectively the "Fixtures"); and

                           (v)      All personal tangible and intangible
property comprising the "Personal Property" and/or the "Intangible Property" acquired by Lessor pursuant to the Purchase

Agreement.

                  The Leased Property includes those four (4) assisted living facilities located in the following: the City of Upper Arlington, County of Franklin, State of Ohio; the City of Worthington, County of Franklin, State of Ohio; the City of Worthington, County of Franklin, State of Ohio; and the City of Bexley, County of Franklin, State of Ohio, and commonly known as Karrington on the Scioto, Karrington Place, Karrington at Tucker Creek and Karrington of Bexley, respectively. Notwithstanding the foregoing, the Leased Property shall not include any property not acquired by Lessor from the Seller pursuant to the Purchase Agreement. The Leased Property is demised subject to all covenants, conditions, restrictions, easements, and other matters of record, and all other matters that affect title, zoning and any other matters set forth in that certain Title Policy issued by Chicago Title Company concurrently with Lessor's purchase of the Leased Property and all matters disclosed in the ALTA survey obtained in connection with such title insurance (collectively the "Permitted Title Matters").

                  1.2 TERM. The initial term of the Lease (the "Initial Term") shall be the period commencing on the closing (the "Closing") whereby Lessor acquires fee or leasehold title, as the case may be, to the Leased Property under the Purchase Agreement (the "Commencement Date") and expiring on April 30, 2018. Lessee has the right to extend the term of this Lease, at Lessee's option, as provided in Article XVIII, below. (The Initial Term plus all validly exercised options to extend, if any, shall be referred to herein as the "Term"). Lessor and Lessee agree to execute a memorandum setting forth the Commencement Date.

                  1.3      CONTINGENCIES.

                           1.3.1    ACQUISITION OF LEASED PROPERTY.  Lessee
acknowledges and agrees that, at the time of executing this Lease, Lessor does not own the Leased Property, but Lessor has a right to purchase the Leased Property pursuant to the Purchase Agreement. This Lease, and all obligations hereunder of either party, are contingent upon Lessor's acquisition of the fee simple or leasehold interest (as the case may be) in the Leased Property. Therefore, if the Leased Property has not been transferred to Lessor on or before the Outside Closing Date (as that term is defined in the Purchase Agreement), or by such later date as Lessor, in its sole discretion may permit, this Lease shall be null and void and of no force or effect whatsoever, and both Lessor and Lessee shall be relieved of all responsibility under the Lease.

                           1.3.2  CROSS DEFAULT WITH OTHER LEASES.  Lessor
and Lessee acknowledge and agree that this Lease is to be cross-defaulted with every other lease now or hereafter entered into between Lessor (or any of its Affiliates) and Lessee (or any of its Affiliates) with respect to any assisted living facility (collectively, the "Other Leases"), each of which shall (if Lessor so requests) be specifically amended to confirm that they are cross-defaulted as additional security for Lessee's performance under this Lease. However, the cross-default provisions of this Paragraph shall be effective regardless of whether Lessor requests the aforesaid specific amendments.

                                   ARTICLE II

         2. DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided, (i) the terms defined in this Article II have the meanings assigned to them in this Article II and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles at the time applicable; and (iii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Paragraph or other subdivision:

                  ADDITIONAL CHARGES.  As defined in Article III.

                  AFFILIATE. When used with respect to any corporation, the term "Affiliate" shall mean any person or entity (including any trust) which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests. For the purposes of this definition, "person" shall mean any natural person, trust, partnership, corporation, joint venture or other legal entity.

                  BUSINESS DAY. Each Monday, Tuesday, Wednesday, Thursday, and Friday, which is not a day on which national banks in the State of Ohio are authorized or obligated, by law or executive order, to close.

                  C.P.I.  As defined in Paragraph 3.1.

                  CALENDAR YEAR. The period from January 1 through and including December 31 in the same calendar year.

                  CODE. The Internal Revenue Code of 1986, as amended, and all regulations issued thereunder.

                  CONSOLIDATED FINANCIALS. For any Fiscal Year or other accounting period for Lessee and its consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and the related balance sheet as at the end of such period, together with the notes thereto, all audited by a certified public accountant and in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with generally accepted accounting principles.

                  CONSOLIDATED NET WORTH. At any time, the sum of the following for Lessee and its consolidated subsidiaries, on a consolidated basis determined in accordance with generally accepted accounting principles:

                           (1)  the amount of capital or stated capital
(after deducting the cost of any shares held in its treasury), plus

                           (2)  the amount of capital surplus and retained
earnings (or, in the case of a capital or retained earnings deficit, minus the amount of such deficit), minus

                           (3)  the sum of the following (without duplication
of deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) unamortized debt discount and expense; and (b) any write-up in the book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated Financials prior to the date thereof, except (i) any net write-up in value of foreign currency in accordance with generally accepted accounting principles; and (ii) any write-up resulting from a reversal of a reserve for bad debts or depreciation and any write-up resulting from a change in methods of accounting for inventory.

                  ENCUMBRANCE.  As defined in Article XXXII.

                  EVENT OF DEFAULT.  As defined in Article XVI.

                  EXTENDED TERM.  As defined in Article XVIII.

                  FACILITY. Each and any assisted living facility which is part of the Leased Property as defined in Article I, above, inclusive of the Land, Leased Improvements, Fixtures, Personal Property and Intangible Property pertaining to such Facility. The Facilities are collectively referred to as the "Leased Property".

                  FACILITY MORTGAGE.  As defined in Article XIII.

                  FACILITY MORTGAGEE.  As defined in Article XIII.

                  FISCAL YEAR. The twelve (12) month period from January 1 through the following December 31.

                  FIXTURES.  As defined in Article I.

                  GROUND LEASES. Those two ground leases more fully described as (a) that certain Ground Lease concerning the Karrington at Tucker Creek Facility between The United Methodist Children's Home West Ohio Conference of the United Methodist Church, an Ohio nonprofit corporation, as ground lessor ("Ground Lessor") and Developmed of Worthington Limited

Partnership, an Ohio limited partnership, ("Developmed") as ground lessee dated December 1, 1992 and thereafter amended pursuant to that certain First Amendment to Ground Lease dated as of June 23, 1995. Developmed assigned its interest in such Ground Lease to Karrington Operating Company, Inc., an Ohio corporation pursuant to a Lease Assignment and Assumption Agreement dated as of December 31, 1996, and Karrington Operating Company, Inc. subsequently assigned its interest in such Ground Lease to Karrington Acquisition II, an Ohio corporation pursuant to a Lease Assignment and Assumption Agreement dated as of July 1, 1997; and (b) that certain Ground Lease concerning the Karrington Place Facility between Ground Lessor and Developmed dated as of June 29, 1995. Developmed assigned its interest in such Ground Lease to Karrington Operating Company, Inc., pursuant to a Lease Assignment and Assumption Agreement dated as of December 31, 1996, and Karrington Operating Company, Inc. subsequently assigned its interest in such Ground Lease to Karrington Acquisition II, Inc., an Ohio corporation pursuant to a Lease Assignment and Assumption Agreement dated as of July 1, 1997. Either of the Ground Leases may be referred to as a Ground Lease.

                  IMPOSITIONS. Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction, privilege, rent taxes, bed taxes or fees or any other taxes as the same relate to or are imposed upon Lessee or Lessor or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property, Lessor, or the business conducted thereon by Lessee (including all interest and penalties thereon due to any failure in payment by Lessee), and all increases in all the above from any cause whatsoever, including reassessment, which at any time prior to, during or in respect of the Term may be assessed or imposed on or in respect of or be a lien upon (a) Lessor's interest in the Leased Property or any part thereof; (b) the Leased Property or any part thereof, including without limitation any Personal Property located thereon or used in connection therewith, or any rent therefrom or any estate, right, title or interest therein; or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Lessee. Without limiting the foregoing, the term "Imposition" shall include any sales tax on rents paid under this Lease or by residents of the Facility (including, but not limited to, rental receipts taxes), bed taxes, depreciation recapture, any other taxes (except for the specific exclusions stated below), fees or charges imposed by the State of Ohio and any potential subdivision thereof relating to any Facility or the Leased Property, this Lease, or rents received under this Lease, whether relating to any period prior to or after the Commencement Date. Provided, however, nothing contained in this Lease shall be construed to require Lessee to pay (1) the following taxes and fees to the extent they relate to Lessor's business generally (as opposed to relating specifically to Lessor's ownership of any Facility, lease thereof to Lessee or income therefrom): any federal, state or local income tax of Lessor, taxes based on outstanding corporate shares of Lessor or Lessor's equity or capitalization, regardless of whether denominated as an income tax, franchise tax, capital tax or otherwise; (2) any income or capital gain tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof; or (3) estate, inheritance, gift taxes or documentary transfer taxes.

                  INSURANCE REQUIREMENTS. All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

                  LAND.  As defined in Article I.

                  LEASE.  As defined in the Preamble.

                  LEASE YEAR. Any twelve (12) month period from May 1 to each following April 30 during the Term. In the case of the beginning of the Initial Term, the provision "Lease Year" shall mean the period from the Commencement Date (defined in Paragraph 1.2, above) to April 30, 1999; in the case of the end of the Term, the provision "Lease Year" shall mean the period from the last May 1 to occur during the Term to the date of expiration of the Lease.

                  LEASED IMPROVEMENTS; LEASED PROPERTY.  Each as defined in
Article I.

                  LEGAL REQUIREMENTS. All federal, state, county, municipal, and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, and injunctions affecting either the Leased Property or the construction, use or alteration thereof whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property; or (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations thereto, and all covenants, agreements, restrictions, and encumbrances contained in any instruments, either of record or known to Lessee, at any time in force affecting the Leased Property.

                  LESSEE. Karrington Operating Company, Inc. an Ohio corporation (and any assignee permitted subject to the terms and conditions in this Lease).

                  LESSEE'S PERSONAL PROPERTY. All machinery, equipment, furniture, furnishings, movable walls or partitions, computers, or trade fixtures or other personal property, and consumable inventory and supplies, owned by Lessee and used or useful in Lessee's business on the Leased Property and located thereon, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory, except items (i) included within the definition of Fixtures; and (ii) personal property described in Paragraph 1.1(v), above.

                  LESSOR. LTC-Ohio, Inc., a Delaware corporation, and its successors and assigns.

                  MINIMUM RENT.  As defined in Article III.

                  NOTICE.  A notice given pursuant to Article XXXI hereof.

                  OFFICER'S CERTIFICATE.  A certificate of Lessee signed by
(i) the Chief Executive Officer or the President or any authorized Vice President; AND (ii) the secretary, or another officer authorized by appropriate resolution to so sign by the Board of Directors. Any signature required above may be substituted with a signature of another person whose power and authority to act has been authorized by an appropriate corporate resolution.

                  OTHER LEASES.  As defined in Paragraph 1.3.2.

                  OVERDUE RATE. On any date, a rate equal to the Prime Rate (defined below), plus two percent (2%); provided, however, that it is the intent of Lessor and Lessee that the Overdue Rate (and all other interest rates provided for hereunder) be in strict compliance with applicable usury laws of the State of Ohio, and that in the event the Overdue Rate (or other interest rate provided for hereunder) shall be deemed to exceed that permitted to be charged by the laws of the State of Ohio, any and all excess sums collected by Lessor shall be credited against the Rent payable under this Lease or if there is no Rent due, promptly refunded to Lessee.

                  PAYMENT DATE. Any due date for the payment of the installments of Minimum Rent or any other payments required under this Lease.

                  PRIMARY INTENDED USE.  As defined in Paragraph 7.2.2.

                  PRIME RATE. On any date, a rate equal to the annual rate on such date as may be published by The Wall Street Journal as the prime rate in its listing of "Money Rates."

                  PURCHASE AGREEMENT. That certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of April 15, 1998, by and between Lessee and Karrington Acquisition II, Inc. as the "Seller" and Lessor as the "Buyer," providing for Lessor's acquisition of the Leased Property at the purchase price and as more fully described therein.

                  PURCHASE PRICE. Lessor's Purchase Price for the Leased Property pursuant to (and as defined in) the Purchase Agreement.

                  RELATED LEASES. Those certain leases between Lessor, as "Lessor", and Lessee, as "Lessee," enumerated on Exhibit "B", attached hereto.

                  RENT. Any and all monetary obligations of Lessee owing under this Lease.

                  SUBSIDIARIES. Corporations, of which either Lessee or Lessor owns, directly or indirectly, more than 50% of the voting stock (individually, a "Subsidiary").

                  TERM. Collectively, the Initial Term plus any Extended Terms, as the context may require, unless earlier terminated pursuant to the provisions hereof.

                  UNSUITABLE FOR ITS PRIMARY INTENDED USE. A state of condition of a Facility such that by reason of damage or destruction, or a partial taking by Condemnation, in the good faith judgment of Lessor and Lessee, reasonably exercised, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable units affected by such damage or destruction or partial Condemnation.

                  UNAVOIDABLE DELAYS. Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder; provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds available to Lessor results from Lessee's failure to perform any of its obligations under this Lease.

                  The above does not include all the definitions to be used in this Lease. Various definitions of other terms are included in the other Articles of this Lease.

                                    ARTICLE III

                  3.1      RENT.

                           3.1.1    MINIMUM RENT.  Lessee will pay to Lessor
in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Lessor's address set forth hereinbelow or at such other place or to such other person, firms or corporations as Lessor from time-to-time may designate in a Notice, a rent (the "Minimum Rent"), during the Term, as follows:

                                    (a)      INITIAL TERM.  The initial
annual Minimum Rent for the first Lease Year of the Initial Term shall be an amount equal to Two Million Ninety-Two Thousand Five Hundred and 00/100 Dollars ($2,092,500). The Minimum Rent shall be subject to increase as and when provided below in this Article III. The Minimum Rent, as the same may be increased hereunder, shall be paid in advance in equal, consecutive monthly installments on the first day of each calendar month of the Term without demand, abatement, setoff or notice. Minimum Rent shall be prorated for any partial month at the beginning or end of the Term; and

                                    (b)      EXTENDED TERMS.  The Minimum
Rent during the Extended Terms shall be as stated in Article XVIII, below.

                           3.1.2    ADJUSTMENT TO RENT.  Commencing on the
first (1st) day of the first calendar month following the one-year anniversary of the Commencement Date (unless the Commencement Date falls on the first (1st) day of a calendar month, in which case the Minimum

Rent shall be increased (but never decreased) commencing on the one-year anniversary of the Commencement Date) ("Rent Adjustment Date") and continuing thereafter on each subsequent anniversary of the Rent Adjustment Date during the Initial Term and each Extended Term, the Minimum Rent shall be increased in an amount equal to the annual Minimum Rent payable under this Lease for the immediately preceding twelve (12) month period increased by one hundred fifty percent (150%) of the cumulative increase in the Consumer Price Index, published as the "CPI-U" Index by the Bureau of Labor Statistics of the Department of Labor, U.S. Cities Average, All Items (1982-84--100) in the manner calculated on the date of this Lease ("C.P.I.") from the date two (2) months prior to the immediately preceding Rent Adjustment Date (or, in the case of the first adjustment to Minimum Rent, from the date two (2) months prior to the Commencement Date) to the date two (2) months prior to then current Rent Adjustment Date. Notwithstanding the foregoing, in no event shall any INCREASE TO Minimum Rent in any Lease Year exceed two percent (2.0%) of the Minimum Rent (as adjusted) payable for the immediately preceding twelve (12) month period. In no event shall the Minimum Rent be reduced by reason of the adjustment to Minimum Rent set forth in this Paragraph 3.1.2. If the CPI Index is no longer published, or if the format or components of the CPI Index are materially changed after the Commencement Date, Lessor in its reasonable judgment shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date.

                  3.2 ADDITIONAL CHARGES. In addition to the Minimum Rent, (1) Lessee will also pay and discharge as and when due and payable all other amounts, liabilities, obligations (including but not limited to all rents, charges, payments, impositions and amounts payable under the Ground Leases) and Impositions which Lessee assumes, is obligated or agrees to pay under this Lease, and (2) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (1) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges.
If any elements of Additional Charges shall not be paid within five (5) Business Days after its due date and Lessor pays any such amount (which Lessor shall have the right, but not the obligation, to do), then, in addition to Lessor's other rights and remedies, Lessee will pay Lessor on demand, as Additional Charges, interest on such unpaid Additional Charges computed at the Overdue Rate from the date that Lessor pays such amount to the date that Lessor receives reimbursement from Lessee. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

                  3.3 NET LEASE. Subject to the provisions of Article V, below, without limiting any provision of this Lease, the Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent and Additional Charges throughout the Term, all as more fully set forth in Articles III, IV, VIII, IX and XIII, and other provisions of this Lease.

                  3.4 LATE CHARGE. LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY LESSEE TO LESSOR OF RENT (INCLUDING MINIMUM RENT AND ADDITIONAL CHARGES, BUT EXCLUDING LATE CHARGES) OR OTHER SUMS DUE HEREUNDER WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF WHICH WILL BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS INCLUDE, BUT ARE NOT LIMITED TO, PROCESSING AND ACCOUNTING CHARGES. ACCORDINGLY, IF ANY INSTALLMENT OF RENT (INCLUDING MINIMUM RENT AND ADDITIONAL CHARGES, BUT EXCLUDING LATE CHARGES) OR ANY OTHER SUM DUE FROM LESSEE SHALL NOT BE RECEIVED BY LESSOR WHEN THE SAME BECOMES DUE AND PAYABLE AND SUCH FAILURE IS NOT CURED WITHIN FIVE (5) BUSINESS DAYS AFTER NOTICE THEREOF FROM LESSOR, THEN LESSEE SHALL PAY TO LESSOR A LATE CHARGE EQUAL TO FIVE PERCENT (5%) OF SUCH OVERDUE AMOUNT. THE PARTIES HEREBY AGREE THAT SUCH LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE. ACCEPTANCE OF SUCH LATE CHARGE BY LESSOR SHALL IN NO EVENT CONSTITUTE A WAIVER OF LESSEE'S DEFAULT OR BREACH WITH RESPECT TO SUCH OVERDUE AMOUNT, NOR PREVENT LESSOR FROM EXERCISING ANY OF THE OTHER RIGHTS AND REMEDIES GRANTED UNDER THIS LEASE.

                                     ARTICLE IV

                  4.1 PAYMENT OF IMPOSITIONS. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions coming due prior to or during the Term, or which relate to any period within the Term or prior to the Term, before any fine, penalty, interest or cost may be added for non-payment (or earlier if required by any taxing authority), such payments to be made directly to the taxing authorities where feasible, and upon written request will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any Imposition may, at the option of the taxpayer, lawfully (without penalty) be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessee, at its expense, shall, to the extent required or permitted by Legal Requirements, prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing, but if such Event of Default has occurred and is continuing (I.E., it has not been cured), such refund shall be paid to Lessor and utilized to cure any such continuing Event of Default. After fully curing such Event of Default, any excess funds from such refund shall be paid by Lessor to Lessee. Any such funds retained by Lessor, as provided above, shall be applied as provided in
Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessee will provide to Lessor copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessor to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal or institute such proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's sole cost and expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action, provided that Lessee may not withhold payments pending such challenges except under the conditions set forth in Article XII. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor shall have the right, once any Event of Default has occurred hereunder (and irrespective of whether such Event of Default is continuing or has been cured), to require that Lessee pay to Lessor 1/12th of the annual Impositions each month concurrently with the payment of Minimum Rent; provided that, during any period when such payments are being made, Lessor agrees (a) to pay, or cause to be paid, all such Impositions prior to delinquency, and (b) upon written request from Lessee, to account to Lessee for all payments then on deposit. Unless Lessee is notified by Lessor otherwise, Lessee shall pay all "Impositions" directly to the appropriate taxing or other authorities to which payments are due, and upon written request Lessee shall provide Lessor written evidence and notice that all such payments have been made. Without limiting any of the other indemnities set forth in this Lease, Lessee hereby agrees to defend, indemnify, protect and hold harmless Lessor in connection with any "Impositions" that relate to any time prior to or during the Term, and Lessee acknowledges and agrees that it will not make claims against, or otherwise look to, Lessor to reimburse Lessee for payments made relating to any period prior to the Commencement Date.

                  4.2 NOTICE OF IMPOSITIONS. Lessor shall give prompt Notice to Lessee for all Impositions payable by Lessee hereunder of which Lessor has knowledge, but Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives notice (from any source) of any Imposition which it is obligated to pay. However, notwithstanding the foregoing, it shall be Lessee's sole duty to inquire and determine all of the Impositions for which it is liable as provided herein and shall promptly pay such Impositions when due, and Lessor shall have no duty of inquiry concerning Impositions.

                  4.3 UTILITY CHARGES. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water, sewer connection and all other utilities used in or for the Leased Property during the Term.

                  4.4 INSURANCE PREMIUMS. Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

                  4.5 GROUND LEASE PAYMENTS. Lessee will pay any and all rents, charges, payments impositions and amounts payable by or on behalf of the lessee under the Ground Leases during the Term. Lessee shall pay to Lessor all such amounts payable under the Ground Leases so as to cause Lessor to receive such payments not later than three (3) business days prior to the date on which such sums are due to the ground lessor (or to such other party as any of such sums may be payable) under the Grounds Leases.

                  4.6 PAYABLES. Lessee acknowledges and agrees that prior to the Rent Commencement Date, certain liabilities and other obligations were incurred arising from the development, construction and operation of the Facilities for which Lessee is and shall remain entirely responsible and liable, and Lessor shall have no responsibility, liability or obligation whatsoever with respect to the same. Therefore, Lessee agrees as part of this Lease to pay all liabilities and obligations concerning each Facility, whether arising before or after the Rent Commencement Date.

                                     ARTICLE V

                  5.1 NO TERMINATION, ABATEMENT, ETC. Except as specifically provided under Article XV hereunder, Lessee shall not be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reasons of (a) any damage to, or destruction of, any Leased Property or any portion thereof; (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent payable under this Lease except as specifically provided in Article XV hereunder. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent due under this Lease shall continue to be payable in all events, irrespective of Lessor's performance or non-performance under this Lease, unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                  5.2 ABATEMENT PROCEDURES. In the event Lessee is entitled to an abatement of Minimum Rent under Paragraph 15.3 (by reason of a total Condemnation of a Facility), the Minimum Rent shall be abated as provided in Paragraph 15.3. In the event Lessee is entitled to an abatement of Minimum Rent under Paragraph 15.5 (by reason of any partial Condemnation of a Facility as provided hereunder), the Lease shall not terminate but the Minimum Rent shall be abated in proportion to the reduced capacity of the Leased Property for the use made of the same by Lessee at the time of the Condemnation (I.E., the reduction in the number of residents the Leased Property can accommodate under standards existing immediately prior to the Condemnation). If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after any partial taking as provided under Article XV, the matter shall be submitted by either party to a court of competent jurisdiction for resolution, but Lessee during such resolution shall continue to perform its obligations hereunder, including, but not limited to, payment of that portion of the Minimum Rent which is not then in dispute.

                                     ARTICLE VI

                  6.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges and agrees that the Leased Property is the property of Lessor (subject to the rights of the ground lessors under the Ground Leases) and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

                  6.2 LESSEE'S ALTERATIONS. Lessee shall not make any modifications, alterations or improvements, whether by addition or deletion, to the Leased Improvements or any portion thereof (collectively, "Alterations") without Lessor's prior written consent; provided, however that Lessee may, at its sole cost and expense, make non-structural Alterations to the interior of the Leased Improvements so long as the total cost thereof is less than One Hundred Fifty Thousand and 00/100 Dollars ($150,000) for any single Facility and provided that the aggregate cost over any twelve (12) month period of such Alterations for all of the Leased Property does not exceed Six Hundred Thousand and 00/100 Dollars ($600,000) unless approved in advance in writing by Lessor. Any Alterations by Lessee during the Term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with law. Lessee will not make any Alteration or other improvement that may materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use. Subject to the provisions of Article XI, all Alterations and other improvements shall be lien free (I.E., without mechanics', materialmen's or other liens). Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessee shall, at its sole cost and expense, repair and restore the Leased Property as and when required under Paragraph 9.1.

                  6.3 LESSEE'S PERSONAL PROPERTY. Lessee may (and shall as provided hereinbelow), at its expense, install, assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee's Personal Property, and Lessee may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term. Lessee shall provide and maintain during the entire Term all such Lessee's Personal Property as shall be necessary in order to operate each Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. All of Lessee's Personal Property not removed by Lessee within twenty (20) days following the expiration or earlier termination of this Lease shall be considered abandoned by Lessee and may be used, appropriated, sold, destroyed, or otherwise disposed of by Lessor without first giving notice thereof to Lessee and without any payment to Lessee and without any obligation to account therefor. Lessee shall, within twenty (20) days following the expiration or earlier termination of this Lease, at its sole cost and expense, repair any damage to the Land or the Leased Improvements occasioned by the installation, maintenance or removal of Lessee's Personal Property, and restore the Land or Leased Improvements to its condition immediately prior to any such installation.

                  6.4 CONSUMABLE INVENTORY. Lessor and Lessee acknowledge that certain inventory, including consumables, at each Facility, as of the Commencement Date ("Consumable Inventory") will be completely consumed or otherwise disposed of during the course of Lessee's operation of such Facility. Lessee agrees that, at the end of the Term or earlier termination of the Lease, it shall replace and restore the Consumable Inventory to the type and amount (with the same value) as that existing as of the Commencement Date, and as may otherwise be sufficient to fully equip each Facility for its operation and maintenance as may be customary for properties comparable to the Leased Property in the State of Ohio.

                                    ARTICLE VII

                  7.1 CONDITION OF LEASED PROPERTY. Lessee acknowledges receipt and delivery of possession of the Leased Property and further acknowledges that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for it purposes hereunder. Lessee represents and warrants that the Personal Property (as defined in Paragraph 1.1(v) hereof) includes all equipment and property required under applicable federal and state law to operate each Facility at full capacity. Lessee is leasing the Leased Property "AS-IS" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY

LESSEE AND IS SATISFACTORY TO IT.  WITHOUT LIMITING THE FOREGOING, IT SHALL
BE LESSEE'S RESPONSIBILITY TO DETERMINE THE AMOUNT OF REIMBURSEMENT AND OTHER PAYMENTS THAT IT IS ENTITLED TO RECEIVE FROM THE FEDERAL, STATE OR LOCAL GOVERNMENTS AND LESSEE'S OBLIGATIONS UNDER THIS LEASE SHALL NOT BE MODIFIED, CHANGED OR OTHERWISE BE REDUCED IN THE EVENT THAT LESSEE HAS INCORRECTLY ANALYZED THE AMOUNTS TO BE PAID TO LESSEE BY ANY GOVERNMENT OR AGENCY THEREOF.

                  7.2      USE OF THE LEASED PROPERTY.

                           7.2.1    Lessee covenants that it will obtain and
will at all times during the Term maintain all approvals needed to use and operate the Leased Property and each Facility under applicable federal, state and local law, including, but not limited to, licensure and Medicaid certification, if and as applicable. Lessee shall provide to Lessor, at Lessor's request a copy of any report or survey conducted by any federal, state or local government entity regarding the quality of care at each Facility, and any other such information or documents concerning the operation of each Facility.

                           7.2.2    After the Commencement Date and during the
entire Term, Lessee shall use or cause to be used the Leased Property as separate assisted living facilities licensed (if applicable) by the State of Ohio and uses incidental to the foregoing, including without limitation home health services provided in accordance with and as contemplated under Paragraph 22, below (the particular such use to which the Leased Property is put at any particular time is herein referred to as the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion. No use shall be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy to residents therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization, or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

                           7.2.3    Lessee covenants and agrees that subject to
damage, destruction and condemnation described in Articles XIV and XV, during the Term it will operate continuously the entirety of the Leased Property in accordance with its Primary Intended Use, provided that Lessee may cease operations (at no more than one (1) Facility at a time) for more than ten (10) days (i) if Lessee obtains Lessor's prior written approval, and (ii) so long as such cessation of operations does not impair or threaten the status or effectiveness of the operating license or other certification for operating such Facility in accordance with its Primary Intended Use.

                           7.2.4    Lessee shall not commit or suffer to be
committed any waste on the Leased Property, or in any Facility nor shall Lessee cause or permit any nuisance thereon.

                           7.2.5    Lessee shall neither suffer nor permit the
Leased Property or any portion thereof, including Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof; or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

                           7.2.6    Lessee covenants and agrees that during the
Term it will maintain all licenses, approvals, permits and certifications for reimbursement, licensure and as otherwise required for operating the Facility in accordance with its Primary Intended Use.

                  7.3 PRESERVATION OF GROSS REVENUES. Lessee acknowledges that a fair return to Lessor on its investment in the Leased Property is dependent, in part, on the concentration on each Facility of the Leased Property during the Term of the assisted living business of Lessee and its Affiliates in the geographical area of each Facility of the Leased Property. Lessee further acknowledges that diversion of residents and/or patients, as applicable, from any Facility to other facilities or institutions owned, operated or managed, whether directly or indirectly, by Lessee or its Affiliates will have a material adverse impact on the value and utility of the Leased Property. Accordingly, Lessor and Lessee agree as follows:

                           7.3.1    During the Term neither Lessee nor any of
its Affiliates, directly or indirectly, shall operate, own, manage or have any interest in or otherwise participate in or receive revenues from any other facility or institution providing services or similar goods to those provided in connection with any Facility and the Primary Intended Use, within a four (4) mile radius outward from the outside boundary of each Facility (other than any other of the Facilities which may be located within such radius). All distances shall be measured on a straight line rather than on a driving distance basis.
In the event that any portion of such other facility or institution is located within such restricted area, the entire facility or institution shall be deemed located within such restricted area.

                           7.3.2    During the Term, Lessee shall not recommend
or solicit the removal or transfer of any resident or patient from any Facility to any other facility or institution; provided however that the provisions of this Paragraph 7.3.2 shall not apply to removals or transfers required for medically appropriate reasons, or required during the period of reconstruction or restoration, if any, permitted after any casualty event pursuant to Article XIV below or after any Condemnation pursuant to Article XV below.

                                    ARTICLE VIII

                  8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS, ETC. Subject to Article XII relating to permitted contests, Lessee, at its sole cost and expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property; and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations, if any, required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation, and maintenance of the Leased Property or any part thereof.

                  8.2 LEGAL REQUIREMENT COVENANTS. Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose. Lessee further warrants and represents that Lessee has obtained all necessary governmental approvals and has given all necessary notices to allow Lessee to operate each Facility and all of the Leased Property for its Primary Intended Use. Lessee shall acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate each Facility and the Leased Property in its customary manner for the Primary Intended Use, and any other use conducted on the Leased Property as may be permitted by Lessor from time-to-time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration and operation of the same, and all parts thereof, shall at all times conform to all applicable federal, state and local laws, ordinances, rules, and regulations unless the same are held by a court of competent jurisdiction to be unlawful. Lessee, may, however, upon prior written notice to Lessor, contest the legality or applicability of any such law, ordinance, rule, or regulation, or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's own expense. If by the terms of any such law, ordinance, rule or regulation, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any fine, charge or liability of any kind against the Leased Property, including any Facility, or Lessee's leasehold interest therein and without subjecting Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay; and (b) prosecutes the contest continuously, with due diligence and in good faith.

                                     ARTICLE IX

                  9.1      MAINTENANCE AND REPAIR.

                           9.1.1    Lessee, at its sole cost and expense, will
keep the Leased Property and all portions thereof and Lessee's Personal Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Lessee's control in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which may materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use. Any repair work performed by Lessee shall be paid for so that no lien (I.E., mechanics', materialmen's or other liens) shall attach to the Leased Property, subject to Article XII.

                           9.1.2    Lessor shall not under any circumstances be
required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility (or similar notices) under any mechanics' or materialmen's lien laws now or hereafter existing.

                           9.1.3    Nothing contained in this Lease and no
action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, express or implied, to any contractor, sub-contractor, laborer, materialman, or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair, or demolition of, or to the Leased Property or any part thereof; or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim, or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility (or similar notices) under any mechanics' or materialsmen's lien laws now or hereafter existing.

                           9.1.4    Unless Lessor shall convey any of the Leased
Property to Lessee pursuant to the provisions of this Lease, and subject to the provisions of Paragraph 6.3 regarding Lessee's Personal Property, upon the expiration or prior termination of the Term, all the Leased Property, including all Fixtures and Personal Property located thereon, and any Alterations, repairs, restorations, additions or improvements otherwise made by or for Lessee, shall be Lessor's property and shall be vacated and surrendered to Lessor in the condition in which the Leased Property was originally received from Lessor, and in the same type and amount (with the same depreciated value) as that existing as of the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required under this Lease, and as otherwise sufficient to fully equip the Facilities for their operation and maintenance as may be customary for properties comparable to the Leased Property in the County of Franklin, Ohio, and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property) in good order and repair without compensation to Lessee; provided however that, at the election of Lessor, exercisable by notice to Lessee, Lessee shall, at Lessee's sole cost and expense, prior to the expiration or prior termination of the Term, remove from the Leased Property any Fixtures, Personal Property, Alterations or other improvements to the Leased Property or any portion thereof that were not consented to in advance in writing by Lessor, irrespective of whether Lessor's consent was required hereunder, and Lessee shall repair any damage to the Leased Property occasioned by the installation, maintenance or removal of the same, and restore the Leased Property to its condition immediately prior to such installation. Notwithstanding the foregoing, if this Lease is terminated pursuant to Paragraph 14.7 due to damage or destruction during the last 24 months of the Term (as described in Paragraph 14.7), then, unless the dmage or destruction was due to Lessee's negligent acts or omissions or willful misconduct, at the end of the Term (shortened due to the damage and destruction) Lessee shall not be obligated to repair any items that were damaged; provided that nothing contained herein shall affect Lessee's obligation to maintain the Leased Property in good order and repair during the entire Term. Additionally, Lessor shall own and may remove, at the end of the Term (or at the earlier termination of this Lease), all patient records and other records in connection with the Facilities, and in connection with the transfer of such records, Lessee shall take all necessary action to insure full compliance with any and all patient confidentiality, patient-physician privileges or any duly enacted APatient's Bill of Rights" or similar applicable laws or regulations.

                  9.2 EXPENDITURES TO COMPLY WITH LAW; CONSTRUCTION OF ADDITIONAL IMPROVEMENTS PURSUANT TO CERTIFICATE OF NEED. Without limiting Lessee's other obligations, during the Term of this Lease, Lessee will, at its expense, make whatever expenditures (including, but not limited to capital and non-capital expenditures) that are required to conform the Leased Property to such standards as may from time-to-time be required by Federal Medicaid (Title
19) assisted living programs, as and if applicable, or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over the Leased Property as a condition of the continued operation of the Leased Property during the Term (as extended) as an assisted living residence or other health-care related facility, approved for Medicaid and similar programs as and if applicable, pursuant to present or future laws of governmental regulation.

                  9.3 ENCROACHMENTS, RESTRICTIONS, ETC. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its sole cost and expense, (and after Lessor's prior approval) subject to Lessee's right to sue Lessor's predecessors in title with respect thereto or to contest the existence of any such encroachment, violation or impairment and, in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or the Leased Property; or (ii) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Paragraph 6.2 (provided that Lessor shall not unreasonably withhold its consent) and this Article IX. Lessee's obligations under this Paragraph 9.3 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.

                                     ARTICLE X

                  10.1 LESSEE'S OBLIGATIONS FOR HAZARDOUS MATERIALS. Lessee shall, at its sole cost and expense, take all actions as required to cause the Leased Property including, but not limited to, the Land and all Leased Improvements, to be free and clear of the presence of all Hazardous Materials during the Term; provided, however, that Lessee shall be entitled to use and maintain Hazardous Materials on the Leased Property of types and in the quantities commonly used in assisted living facilities in the State of Ohio and which have been used, stored and disposed of in compliance with all applicable laws. In this connection, Lessee shall, upon its discovery, belief or suspicion of the presence of Hazardous Materials on, in or under any part of the Leased Property, including, but not limited to, the Land and all Leased Improvements in violation of the preceding sentence, immediately notify Lessor and, at no expense to Lessor, cause any such Hazardous Materials to be removed immediately, in compliance with all applicable laws and in a manner causing the least disruption of or interference with the operation of Lessee's business. Lessee hereby agrees to fully indemnify, protect, defend and hold harmless Lessor from any costs, damages, claims, liability or loss of any kind or nature arising out of or in any way in connection with the presence, suspected presence, removal or remediation of Hazardous Materials in, on, or about the Leased Property, or any part thereof. Lessee acknowledges that it has received and reviewed a Phase I Environmental Report prepared by C-K Associates, Inc. of approximately equal date herewith for each Facility (collectively the "Environmental Report"). Without limiting

Lessee's other obligations under this Lease, Lessee agrees, at Lessee's sole cost, to fully comply with all recommendations set forth in the Environmental Report or any other environmental report. Lessee's obligations hereunder shall apply to all Hazardous Materials, irrespective of when they arose or were discovered and therefore will include any Hazardous Materials that existed prior to, at, or after the Commencement Date and during the Term.

                  10.2 DEFINITION OF HAZARDOUS MATERIALS. For purposes of this Lease, "Hazardous Materials" shall mean (1) any flammables, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials", "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, ET SEQ.; the hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 ET SEQ.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ.; Occupational Safety and Health Act, 29 U.S.C. Section 651, ET SEQ.; and in comparable State of Ohio and local laws and ordinances, and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto; (2) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (3) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of Ohio or any political subdivision thereof, (4) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (5) petroleum or any by-products thereof; (6) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 ET SEQ., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (7) asbestos in any form or condition; and
(8) polychlorinated biphenyls. "Environmental Laws" means and includes any law, ordinance, statute, rule, code, order, approval, regulation or requirement now or hereinafter in effect relating to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), human health and safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C.
Section 9601, ET SEQ.; Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ.; Clean Water Act, 33 U.S.C. Section 1251, ET SEQ.; Toxic Substances Control Act, 15 U.S.C. Section 2601, ET SEQ.; Refuse Act, 33 U.S.C. Section 407; Occupational Safety and Health Act, 29 U.S.C.
Section 651, ET SEQ.; Clean Air Act, 42 U.S.C. Section 7401, ET SEQ.; and comparable Ohio laws; and any and all similar state and local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto.

                                     ARTICLE XI

                  11.1 NO LIENS. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly, voluntarily or by operation of law, create or allow to remain and will promptly discharge at its expense any lien, mortgage, encumbrance, attachment, title retention agreement, or claim upon the Leased Property or any portion thereof, or Lessee's interest under this Lease or any attachment, levy, claim, or encumbrance in respect of the Rent, not including however, (a) this Lease; (b) restrictions, liens and other encumbrances created or allowed pursuant to the provisions of Paragraph 11.2 below; (c) liens for those taxes of Lessor which Lessee is not required to pay hereunder; (d) subleases permitted by Article XXIII; (e) liens for Impositions or for sums resulting from non-compliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty, or (2) such liens are in the process of being contested as permitted by Article XII; (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that in the case of disputed sums any such liens are in the process of being contested as permitted by Article XII; (g) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXIII of this Lease; (h) the Permitted Title Matters (defined in Paragraph 1.1 above); and (i) any other matters that have been consented to in advance in writing by Lessor.

                  11.2 PERMITTED LIENS. Lessee may borrow funds to finance all or any part of the cost of any Alterations or other improvements permitted or required under this Lease to the extent and upon such terms and conditions as may be approved in advance in writing by Lessor in Lessor's sole discretion, subject to Lessor's right of first refusal to finance such Alterations or other improvements upon commercially reasonable terms and conditions; provided, however, that Lessor's approval shall not be required for any borrowing of funds that does not result in a lien, mortgage, encumbrance or other claim affecting the Leased Property or Lessee's interest under this Lease. Notwithstanding the foregoing, Lessee may grant security interests encumbering specific items of Lessee's Personal Property (but not fixtures attached to the Land) in favor of the lessors of or purchase-money lenders for said items of Lessee's Personal Property, so long as such personal property is permitted on the Land or in the Leased Improvements under Paragraph 6.3 hereunder and is not owned by or subject to any claim or right of Lessor.

                                    ARTICLE XII

         12. PERMITTED CONTESTS. Lessee shall have the right to contest the amount or validity of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence, and to delay payment if legally permitted. Any such legal proceeding (and delay in payment) shall operate to extend the time for performance of Lessee's covenants to pay such charges hereunder only so long as such Claims are in the process of being diligently contested as permitted in this Article XII and such legal proceedings (and delay in payment) do not cause the sale of the Leased Property, or any part thereof, to satisfy the same or cause Lessor or Lessee to be in default under any mortgage or deed of trust encumbering the Leased Property or any interest therein; provided that such legal proceedings (and delay in payment) shall not otherwise be deemed or construed as relieving, modifying or extending Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner provided for under this Lease. Upon the reasonable request of Lessor, Lessee shall provide to Lessor reasonable security satisfactory to Lessor, in Lessor's reasonable discretion, to assure the payment of all Claims which may be assessed against the Leased Property or any portion thereof together with interest and penalties, if any, thereon. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. In the event that Lessee fails to pay any Claims when due or, upon Lessor's request, to provide the security therefor as provided in this Article XII and to diligently prosecute any contest of the same, Lessor may, upon thirty (30) days advance written Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed.

                                    ARTICLE XIII

                  13.1 GENERAL INSURANCE REQUIREMENTS. Subject to the provisions of Paragraph 13.8, during the Term, Lessee shall at all times keep the Leased Property, and all portions thereof and all property located in or on the Leased Property, including Lessee's Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the state in which the Leased Property is located. The policies must name Lessor as a loss payee and additional insured. Losses shall be payable to Lessor or Lessee as provided in
Article XIV. In addition, upon Lessor's written request, the policies shall name as mortgagee, loss payee and additional insured the holder ("Facility Mortgagee") of any mortgage, deed of trust or other security agreement and any other Encumbrance placed on the Leased Property or any portion thereof in accordance with the provisions of Article XXXII ("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits of premiums for insurance to be made with such Facility Mortgagee, or, pursuant to written direction by Lessor upon the occurrence of any Event of Default hereunder (and irrespective of whether such Event of Default is continuing or has been cured), Lessee shall make such deposits directly with such Facility Mortgagee or with Lessor, as required, provided that during any period when such deposits are being made, the Facility Mortgagee or Lessor (depending on which party collects such deposits) agrees (a) to pay the premiums on a timely basis, and (b) upon written request from Lessee, to account to Lessee for all funds then on deposit. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall insure against the following risks:

                           13.1.1   Loss or damage by fire, vandalism and
malicious mischief, extended coverage perils commonly known as "All Risk," and all physical loss perils normally included in such All Risk insurance, including, but not limited to, sprinkler leakage, in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Paragraph 13.2);

                           13.1.2   Loss or damage by explosion of steam
boilers, pressure vessels or similar apparatus, now or hereafter installed in any Facility, if any, in such amounts with respect to any one accident as may be reasonably requested by Lessor from time-to-time;

                           13.1.3   Business interruption insurance policy
covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards described in Paragraph
13.1.1 or 13.1.2 in an amount sufficient to prevent Lessor from becoming a co-insurer.

                           13.1.4   Claims for personal injury or property
damage under a policy of comprehensive general public liability insurance with amounts not less than One Million Dollars ($1,000,000) per occurrence, and with an annual aggregate of Three Million Dollars ($3,000,000);

                           13.1.5   Claims arising out of malpractice or other
professional actions or omissions under a policy of professional liability insurance with amounts not less than One Million Dollars ($1,000,000) per occurrence, and with an annual aggregate of Three Million Dollars ($3,000,000);

                           13.1.6   Flood (if any of the Leased Improvements are
located in whole or in part within a flood plain area, as designated by any governmental or other responsible agency and if such insurance is available pursuant to applicable law) and such other hazards and in such amounts as may be customary for comparable properties in the area; and

                  13.2 REPLACEMENT COST. The term "full replacement cost" as used herein, shall mean the actual replacement cost of the Leased Property requiring replacement from time-to-time including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy in the state where the Leased Property is located. Lessor and Lessee agree that as of the Commencement Date the full replacement cost shall be deemed to be the "Purchase Price" less the value of the Land. In the event either party believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost redetermined.

                  13.3 ADDITIONAL INSURANCE. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time-to-time by Lessor or any Facility Mortgagee (to the extent available in the state where the Leased Property is located) and shall further at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property or any portion thereof. Such worker's compensation insurance shall be in accordance with the requirements of applicable federal, state and local law.

                  13.4 WAIVER OF SUBROGATION. All insurance policies carried by either party covering the Leased Property, the Fixtures, the Facilities, or Lessee's Personal Property including without limitations, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so. Upon written request, each party shall provide the other party with a copy of each insurance policy with the waiver clause or endorsement attached.

                  13.5 FORM SATISFACTORY, ETC. All of the policies of insurance referred to in this Article XIII shall be written in a form reasonably satisfactory to Lessor and by insurance companies reasonably satisfactory to Lessor. Subject to the foregoing, Lessor agrees that it will not unreasonably withhold its approval as to the form of the policies of insurance or as to the insurance companies selected by Lessee. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable by Lessee to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Paragraph 16.1(c). Each insurer mentioned in this Article XIII shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that will give to Lessor (and to any Facility Mortgagee, if required by the same) thirty (30) days written notice before the policy or policies in questions shall be altered, allowed to expire or cancel.

                  13.6 INCREASE IN LIMITS. In the event that Lessor or a Facility Mortgagee shall at any time reasonably deem the limits of the personal injury or property damage public liability insurance then carried to be insufficient, Lessee shall thereafter carry the insurance with increased limits until further change pursuant to the provisions of this Paragraph; provided that if Lessor desires to increase the limits of insurance, and such is not pursuant to the request of a Facility Mortgagee, then Lessor may not demand an increase in limits above the limits generally consistent with the requirements of owners of assisted living facilities in the State of Ohio.

                  13.7 BLANKET POLICY. Notwithstanding anything to the contrary contained in this

Article XIII, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

                  13.8 NO SEPARATE INSURANCE. Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished or which may reasonably be required to be furnished, by Lessee or increase the amount of any then existing insurance by securing any additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under the Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amount of the then existing insurance.

                  13.9 CONTINUOUS COVERAGE. Lessee shall assure that there is no gap in the insurance coverage provided in connection with the Facilities at or after the Commencement Date and, therefore, the insurance provided by Lessee shall be continuous, with the types and amounts of coverage, described herein to be applicable on the Commencement Date. To the extent there is not full, complete and continuous coverage for all issues, no matter when arising, claimed or occurring, Lessee shall, at its sole cost, obtain such insurance.

                                    ARTICLE XIV

         14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss of or damage to the Leased Property, or any portion thereof, which is insured under any policy of insurance required by Article XIII of the Lease, where the total proceeds paid by the insurer are less than $125,000.00 for any single Facility, shall be paid to Lessee and applied to the reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof. All proceeds payable by reason of any loss of or damage to the Leased Property, or any portion thereof, which is insured under any policy of insurance required by Article XIII of this Lease where the total proceeds paid by the insurer are equal to or in excess of $125,000.00 for any single Facility shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Paragraph 14.7) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time-to-time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall go to Lessee, provided the Lease is in force and there exists no uncured Event of Default; otherwise such excess shall be paid to Lessor for application as set forth in Article XVI hereof. In the event neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated as described in Paragraph 14.7, all such insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Lessee's Personal Property shall belong to Lessee.

         14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE PROCEEDS.

                           14.2.1   Except as provided in Paragraph 14.7, if
during the Term, any Facility or any portion of the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article XIII and whether or not any Facility is rendered Unsuitable for Its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition as existed immediately before the damage or destruction. Lessee shall be entitled to the insurance proceeds for the purpose of such repair and restoration.

                           14.2.2   If the cost of the repair or restoration
exceeds the amount of proceeds received by Lessee or Lessor from the insurance required under Article XIII as provided in Paragraph 14.1, above, Lessee shall be obligated to restore the Leased Property and pay the extra cost therefor, provided that, prior to commencing the repair and restoration, Lessee shall either (i) contribute any excess amount needed to restore the Leased Property, or (ii) provide Lessor with satisfactory evidence that such funds are, and throughout the entire period of reconstruction will be, available. If Lessee contributes such excess in cash, such excess shall be paid by Lessee to Lessor to be held in trust, together with any insurance proceeds, for application to the cost of repair and restoration.

                  14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY

INSURANCE. Except as provided in Paragraph 14.7 below, if during the Term any Facility or any portion of the Leased Property is damaged or destroyed irrespective of the extent of the damage from a risk not covered by the insurance described in Article XIII, whether or not such damage or renders the Facility Unsuitable for Its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

                  14.4 LESSEE'S PROPERTY. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee, and Lessee shall hold such insurance proceeds in trust to pay the cost of repairing or replacing damaged Lessee's Personal Property. Any proceeds in excess of the cost of repairing or replacing any such Lessee's Personal Property shall belong to Lessee.

                  14.5 RESTORATION OF LESSEE'S PROPERTY. Without limiting Lessee's obligation to restore the Leased Property as provided in Paragraphs
14.2 and 14.3, Lessee shall also pay the cost to restore all Alterations and other improvements made by Lessee which Lessee elects to restore, including Lessee's Personal Property to the extent that Lessee's Personal Property is necessary to the operation of the Leased Property for its Primary Intended Use in accordance with applicable Legal Requirements.

                  14.6 NO ABATEMENT OF RENT. This Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

                  14.7 DAMAGE NEAR END OF TERM. Notwithstanding any provisions of Paragraph 14.2 or 14.3 appearing to be contrary, if damage to or destruction of any of the Facilities occurs during the last six (6) months of the Term (in calculating such 6 months, any Extended Terms as to which Lessee exercised its option prior to or after the occurrence of such damage or destruction shall be included), and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of damage or destruction, then Lessor and Lessee shall each have the right to terminate this Lease as to the damaged or destroyed Facility only (and this Lease shall continue in full force and effect as to the remainder of the Leased Property) by giving written notice to the other within thirty (30) days after the date of damage or destruction. If the Lease as to any Facility so terminates as provided in this Paragraph 14.7, and unless the damage or destruction was due to Lessee's negligent acts or omissions or willful misconduct, Lessee shall have no responsibility to repair or restore the damaged or destroyed Facility. Upon the termination of this Lease as to any Facility the Minimum Rent payable by Lessee hereunder with regard to such Facility shall be apportioned as of the date this Lease is terminated as to such Facility and the Minimum Rent as to the remaining Facilities shall be adjusted as provided in Paragraph 15.3 below.

                  14.8 TERMINATION OF OPTION TO EXTEND. Any termination of this Lease pursuant to this Article XIV shall cause any unexercised options to extend the Lease under Article XVIII to be terminated and without further force or effect.

                  14.9 WAIVER. Lessee hereby waives any statutory rights of termination which may arise by reason of any damage to or destruction of the Leased Property or any portion thereof which Lessor is obligated to restore or may restore under any of the provisions of this Lease.

                                     ARTICLE XV

         15.      CONDEMNATION.

                  15.1     DEFINITIONS.

                           15.1.1   "Condemnation" means (a) the exercise of any
governmental power, whether by legal proceedings or otherwise, by a Condemnor;
(b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

                           15.1.2   "Date of Taking" means the date the
Condemnor has the right to possession of the property being condemned.

                           15.1.3   "Award" means all compensation, sums or
anything of value awarded, paid or received on a total or partial Condemnation.

                           15.1.4   "Condemnor" means any public or quasi-public
authority, or private corporation or individual, having the power of Condemnation.

                  15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any taking of all or any part of any Facility, the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

                  15.3 TOTAL CONDEMNATION. If title to the fee (or in the case of the portion of the Leased Property which is subject to a Ground Lease, Lessor's leasehold interest) of the whole of any Facility shall be taken or condemned by any Condemnor, this Lease shall cease and terminate with regard to such Facility only as of the Date of Condemnation by said Condemnor and shall continue in full force and effect as to the remainder of the Leased Property.
If title to the fee (or Lessor's ground leasehold interest as the case may be) of less than the whole of any Facility shall be so taken or condemned, which nevertheless renders such Facility Unsuitable for Its Primary Intended Use, as reasonably determined by Lessor and Lessee, Lessee and Lessor shall each have the option by written Notice to the other, at any time at or prior to the taking of possession by, or the date of vesting of title in, such Condemnor, whichever first occurs, to terminate this Lease as to such Facility only as of the date of the occurrence of such first event. If such Notice has timely been given, this Lease shall thereupon cease and terminate as to such Facility. Upon the termination of this Lease as to any single Facility in accordance with this Paragraph 15.3, the

Minimum Rent payable by Lessee hereunder with regard to such Facility shall be apportioned as of the date the Lease terminated as to such Facility. Notwithstanding the termination of this Lease as to any Facility in accordance with provisions of this Section 15.3, this Lease shall continue in full force and effect without modification with regard to the remainder of the Leased Property. If and so often as this Lease shall terminate as to any particular Facility (a "Terminated Facility"), then, from and after the date of such termination, the then current Minimum Rent payable under this Lease (as the same may have been previously reduced following termination of this Lease as to another Facility or increased as provided herein) shall be reduced by a fraction, the numerator of which fraction shall be the "Facility Percentage" as set forth in the table below opposite the name of the Terminated Facility, and the denominator of which fraction shall be the sum of all the "Facility Percentages" as set forth in the table below for all Facilities (including the Terminated Facility) which are subject to this Lease immediately prior to the event of termination.

         Facility                            Facility Percentage
         --------                            -------------------
         Scioto                                       28.50%
         Bexley                                       28.50%
         Karrington Place                             14.00%
         Tucker Creek                                 29.00%

By way of example only of the foregoing, assume that the Lease terminates as to the Scioto Facility, and that the time of such termination all other Facilities remain subject to this Lease. From and after the date of termination of this Lease as to the Scioto Facility, the Minimum Rent shall be reduced by a fraction equal to the Facility Percentage allocable to the Scioto Facility (28.50%) divided by the sum of the Facility Percentages allocable to all the Facilities then subject to this Lease (Scioto [28.50%] + Bexley [28.5%] + Karrington Place [14.00%] + Tucker Creek [29%] = 100%), for a reduction of 28.50/100, or 28.50%. Assume further that following the termination of the Lease as to the Scioto Facility, the Lease also terminates as to the Bexley Facility. From and after the date of termination of this Lease as to the Bexley Facility, the Minimum Rent (as previously adjusted following the termination of the Lease as to the Scioto Facility) shall be further reduced by a fraction equal to the Facility Percentage allocable to the Bexley Facility (28.50%) divided by the sum of the Facility Percentages allocable to all the Facilities then subject to this Lease (Bexley [28.5%] + Karrington Place [14.00%] + Tucker Creek [29%] = 71.50%), for a reduction of 28.50/71.5, or 39.86%.

                  15.4 ALLOCATION OF PORTION OF AWARD. The total Award made with respect to all or any portion of the Leased Property or for loss of rent, or for loss of business, whether or not beyond the Term of this Lease, or for the loss of value of the leasehold (including the bonus value of the Lease) shall be solely the property of and payable to Lessor and Lessee hereby assigns to Lessor any and all rights in such Award; provided, however, that Lessee shall be entitled to make a separate claim for the taking of Lessee's Personal Property and relocation expense as long as any such claim will not in any way diminish Lessor's Award, or for any other loss that can be awarded to Lessee separately from Lessor's claim and which will not in any respect whatsoever diminish or threaten to diminish the total amounts to be awarded to Lessor, as set forth above or otherwise. To the extent Lessee's claim may thereafter reduce
Lessor's claim, Lessee shall, and hereby does, assign its claim to Lessor.
In any Condemnation proceedings, each of the Lessor and Lessee shall seek its own claim in conformity herewith, at its own expense.

                  15.5 PARTIAL TAKING. If title to the fee (or in the case of the Ground Leases, Lessor's ground lease interest) of less than the whole of any Facility shall be so taken or condemned, and the Facility is still suitable for its Primary Intended Use, as reasonably determined by Lessor and Lessee, or if Lessee or Lessor shall be so entitled, but shall not elect to terminate this Lease as provided in Paragraph 15.3 hereof, Lessee, at its own cost and expense (subject to Lessor's contribution described below), shall with all reasonable dispatch restore the untaken portion of any Leased Improvements on the Leased Property for such Facility so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existed immediately prior to such Condemnation. Lessor shall contribute to the cost of restoration that part of its Award as is reasonably necessary to accomplish such restoration, provided, however, the amount of such contribution shall not exceed the cost of restoration. The Minimum Rent shall be reduced as set forth in Paragraph 5.2.

                  15.6 TEMPORARY TAKING. Lessee agrees that if, at any time after the date hereof, the whole or any part of the Leased Property or of Lessee's interest under this Lease, shall be Condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of Minimum Rent and Additional Charges. Except only to the extent that Lessee may be prevented from doing so pursuant to the terms of the order of the Condemnor, Lessee shall also continue to perform and observe all of the other terms, covenants, conditions and obligations hereof, on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any such Condemnation as in this Paragraph
15.6 described, the entire amount of any such Award made for such temporary use, whether paid by way of damages, rent or otherwise, shall be paid to Lessee to the extent attributable to any period within the Term (as extended by any already exercised options to extend or options thereafter timely exercised if applicable). Lessee covenants that upon the termination of any such period of temporary use or occupancy as set forth in this Paragraph 15.6, it will, at its sole cost and expense, restore the Leased Property as nearly as may be reasonably possible, to the condition in which the same was immediately prior to the Condemnation, unless such period of temporary use or occupancy shall extend beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration, and in such case, Lessee shall contribute to the cost of such restoration that portion of its entire Award which is specifically allocated to such restoration in the judgment or order of the court, if any.

                                    ARTICLE XVI

                  16.1 EVENTS OF DEFAULT. Any one or more of the following events shall be an "Event of Default":

                           (a)      if Lessee fails to make payment of the Rent
payable by Lessee under this Lease when the same becomes due and payable and such failure is not cured by Lessee within a period of five (5) business days after Notice thereof from Lessor; or

                           (b)      if Lessee fails to observe or perform any
other term, covenant or condition of this Lease with regard to any portion of the Leased Property and such failure is not cured by Lessee within a period of thirty (30) days after Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. No Event of Default (other than a failure to make payment of money) shall be deemed to exist under this clause (b) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee shall remedy such default without further delay; or

                           (c)      if Lessee (or any of its Affiliates) commits
an "Event of Default" under any of the Other Leases. Without limiting the foregoing, if Lessee commits an "Event of Default" under this Lease, Lessee (and its Affiliates) shall thereby be in default (and shall therefore have committed an "Event of Default") under all of and the Other Leases; or

                           (d)      if Lessee does any of the following:

                                    (i)      admit in writing its inability to
                                             pay its debts generally as
                                             they become due;

                                    (ii)     file a petition in bankruptcy or a
                                             petition to take advantage
                                             of any insolvency law;

                                    (iii)    make a general assignment for the
                                             benefit of its creditors;

                                    (iv)     consent to the appointment of a
                                             receiver of itself or of the whole
                                             or any substantial part of its
                                             property; or

                                    (v)      file a petition or answer seeking
                                             reorganization or arrangement under
                                             the Federal bankruptcy laws or any
                                             other applicable law or statute of
                                             the United States of America or any
                                             state thereof; or

                           (e)      if Lessee, on a petition in bankruptcy filed
against it, is adjudicated a
bankrupt or an order for relief thereunder is entered against it or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver for Lessee or of the whole or substantially all of its property or the Facility, or approving a petition filed against Lessee seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof; or

                           (f)      if Lessee shall be liquidated or dissolved,
or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Lessee into, or a sale of substantially all of Lessee's assets to, another corporation, provided any such actions shall also constitute an Event of Default unless: (i) the survivor of such merger or the purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor, stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditor's rights exceptions); and (ii) immediately after giving effect to any such merger, consolidation or sale, Lessee or the other corporation (if not Lessee) surviving the same shall have a Consolidated Net Worth of not less than Twenty Six Million Five Hundred Thousand Dollars ($26,500,000) and a debt to equity ratio of not more than four to one (4.0:1.0), all as to be set forth in an Officer's Certificate and delivered to Lessor within a reasonable period of time after such merger, consolidation or sale; or

                           (g)      if the estate or interest of Lessee in the
Leased Property or any part thereof be levied upon or attached in a proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after Notice thereof from Lessor (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or a mechanic's or similar lien is filed with respect to the Leased Property or any part thereof and is not released or bonded around for a period exceeding sixty (60) days after Lessee first has knowledge of the lien having been filed; or

                           (h)      if, except as a result of damage,
destruction or a partial or total Condemnation, or Unavoidable Delay, Lessee voluntarily ceases operations at any Facility or other portion of the Leased Property for a period in excess of ten (10) days; provided that Lessee may cease operations for more than ten (10) days (i) if Lessee obtains Lessor's prior written approval, and (ii) so long as such cessation of operations does not impair or threaten the status or effectiveness of the operating license or other certification for operating a Facility in accordance with its Primary Intended Use; or

                           (i)      if any of Lessee's representations,
covenants or warranties expressly set forth in this Lease (or financial statements provided to Lessor) proves to be untrue when made in any material respect which materially and adversely affects Lessor; or

                           (j)      if Lessee attempts to assign or sublease, in
violation of the provisions of this Lease;

                           (k)      if Lessee fails to maintain in effect an
operator's license required to operate any Facility, or if Lessee otherwise ceases to maintain in effect any license, permit, certificate or approval necessary or otherwise required to operate any Facility in accordance with its Primary Intended Use; or

                           (l)      if Lessee and/or Karrington violates any of
the Lease Covenants described in Paragraph 23.2 hereof.

                  Upon the occurrence of an Event of Default, in addition to all of Lessor's other remedies, Lessor may terminate this Lease by giving Lessee not less than ten (10) business days Notice of such termination and upon the expiration of the time fixed in such Notice, the Term shall terminate and all rights of Lessee under this Lease shall cease.

                  In the event litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith, including reasonable attorneys' fees and costs incurred on appeal.

         16.2 CERTAIN REMEDIES. Lessor shall have remedies and rights provided in law and equity as a result of an Event of Default, including, to the extent permitted by applicable Ohio law, the right to appoint a receiver as a matter of strict right without regard to the solvency of Lessee, for the purpose of preserving the Leased Property and any portion thereof, preventing waste, protecting and otherwise enforcing any and all of Lessor's rights under this Lease and for any and all other purposes for which a receiver is allowed under the laws of the State of Ohio. Lessee hereby waives the right to notice of any hearing with respect to the appointment of a receiver and waives the requirement for the posting of a bond by any receiver. Without limiting the foregoing, if an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period, if any, relating thereto as set forth in this Lease) whether or not this Lease has been terminated pursuant to Paragraph 16.1, Lessee shall, to the extent permitted by law, and if required by Lessor to so do, immediately surrender to Lessor the entirety of the Leased Property pursuant to the provisions of Paragraph 16.1 and quit the same and Lessor may enter upon and repossess any portion of or the entirety of the Leased Property, in person, by agent or by a court-appointed receiver, by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property subject to rights of any residents (and their property) and to any requirements of law. Without limiting all other rights and remedies of Lessor under this Lease and under law, Lessor shall have the right to accelerate all Rent and therefore, upon Lessee's default, at Lessor's option, all such Rent shall become immediately due and payable in accordance with Paragraph 16.3, below. Further, without limiting all other rights and remedies of Lessor under this Lease and under law, Lessor shall be entitled to recover from Lessee, and Lessee shall therefore be liable for, all costs of recovering possession (including without limitation all costs associated with any receiver) and renovating the Leased Property or any portion thereof for a new lessee and all other costs of any reletting or attempted reletting, including, but not limited to, brokerage fees and reasonable attorneys fees, except as limited by Paragraph 16.3 below.

                  16.3 DAMAGES. Neither (i) the termination of this Lease pursuant to Section 16.1, (ii) the repossession of the Leased Property; (iii) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property; nor (iv) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting (except for proceeds received on subletting). In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

                           (a)      Lessor shall not be deemed to have
terminated this Lease unless Lessor delivers written Notice to Lessee of such election. If Lessor voluntarily elects to terminate this Lease upon an Event of Default, then in addition to all remedies available to Lessor, Lessor may recover the sum of:

                                    (i)      the worth at the time of award of
the unpaid Rent which had been earned at the time of termination;

                                    (ii)     the worth at the time of award of
the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

                                    (iii)    the worth at the time of award of
the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

                                    (iv)     any other amount necessary to
compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                                    The "worth at the time of award" of the
amounts referred to in subparagraphs (i) and (ii) above is computed by allowing interest at the Overdue Rate. The worth at the time of award of the amount referred to in subparagraph (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                           (b)      Without limiting Lessor's other remedies
provided herein and provided by law, Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover Rent as it becomes due, provided that, in such event, Lessee has the right to sublet or assign subject only to reasonable conditions imposed by Lessor. Accordingly, without termination of Lessee's right to possession of the Leased Property, Lessor may demand and recover each installment of Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the maximum interest rate permitted in accordance with the laws of the State of Ohio (or the Overdue Rate, whichever is lower), from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease. If Lessor elects to recover each installment of Rent as it becomes due, then Lessor may file any number of lawsuits for the recovery of the amounts due hereunder.

                  16.4 WAIVER. If this Lease is terminated pursuant to Paragraph 16.1, Lessee waives, to the extent permitted by applicable law, the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

                  16.5 APPLICATION OF FUNDS. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State of Ohio.

                                    ARTICLE XVII

         17. LESSOR'S RIGHT TO CURE LESSEE'S DEFAULT. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods, if any, provided under this Lease, Lessor, after thirty (30) days Notice to and demand upon Lessee, and without waiving or releasing any obligation of Lessee or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or any portion thereof or cause damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances. No such entry shall be deemed an eviction of Lessee. In exercising any remedy under this Article XVII, Lessor shall use its good faith efforts not to violate any rights of residents of the Facility. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE XVIII

                  18.1 OPTIONS TO EXTEND. Provided there exists no uncured Event of Default under any of this Lease, the Related Leases and the Other Leases at the time Lessee exercises any option to extend (in accordance with this Article
XVIII), Lessee will have the right to extend this Lease for two (2) periods of ten (10) years each (each such additional term shall be referred to herein as an "Extended Term"), commencing immediately following the end of the Initial Term or the immediately preceding Extended Term, as the case may be; provided, however, that notwithstanding anything stated in this Paragraph
18.1 or elsewhere in this Lease, Lessee shall not be entitled to exercise its option to extend this Lease for any Extended Term (and any such option to extend shall automatically expire and terminate) unless Lessee concurrently exercises its option to extend all the Related Leases for the same period, as provided in Article XVIII of the Related Leases. The Lease during any Extended Term shall be on the same terms and conditions as during the Initial Term, except that the Minimum Rent shall be determined as set forth in Paragraph 18.2 below. In the event Lessee desires to exercise any option to extend granted in this Article XVIII, Lessee shall give Landlord written notice ("Notice to Extend") not less than one hundred eighty (180) days prior to the expiration of the Initial Term or the immediately preceding Extended Term, as the case may be. If Lessee fails to give Lessor any such notice, then Lessor shall give Lessee written notice that Lessor has not received Lessee's Notice to Extend. If Lessee fails to deliver to Lessor the Notice to Extend within ten (10) days thereafter, Lessee shall be deemed to have elected not to extend this Lease and the Related Leases, such option to extend and all future options to extend granted in this Article XVIII or in the Related Leases shall be null and void and of no further force or effect.

                  18.2 MINIMUM RENT DURING EXTENDED TERMS. The Minimum Rent at the commencement of each Extended Term shall be Minimum Rent, as determined below.

                           (a)      The Minimum Rent for the first year of the
first Extended Term shall be $3,109,345 and shall be increased annually thereafter in accordance with the method described in Paragraph 3.1.2, above.

                           (b)      The Minimum Rent for the first year of the
second Extended Term shall be $3,790,274 and shall be increased annually thereafter in accordance with the method described in Paragraph 3.2.1, above.

                                    ARTICLE XIX

                  19. HOLDING OVER. If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Lessee shall pay as rental each month, one and one-quarter times the aggregate of (i) one-twelfth of the aggregate Minimum Rent payable with respect to the last Lease Year of the Term; (ii) all Additional Charges accruing during the month; and (iii) all other sums payable by Lessee pursuant to the provisions of this Lease.
During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                     ARTICLE XX

         20. RISK OF LOSS. During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by or through Lessor) is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Paragraph entitle Lessee to any abatement of Rent except as specifically provided in this Lease, or any right to terminate this Lease, except as provided in Paragraph 14.7, above. Without limiting the foregoing, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Leased Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Leased Premises or upon other portions of the Land, or any part thereof, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of Lessee, or any other party named above. Lessor shall, however, remain liable for any damages arising from Lessor's own gross negligence or willful misconduct.

                                    ARTICLE XXI

         21. INDEMNIFICATION. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, obligations, claims, demands damages, penalties, causes of action, costs, and expenses (including, without limitation, actual reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of any of the following (except to the extent solely attributable to Lessor's gross negligence or willful misconduct): (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice, whether arising in connection with events occurring prior to or after the Commencement Date hereunder (except to the extent such events occur after the expiration of this Lease); (b) any occupancy, use, misuse, non-use, condition, maintenance, or repair by Lessee of the Leased Property; (c) any Impositions (which are the obligations of Lessee to pay pursuant to the applicable provisions of this Lease, which include any Impositions arising prior to the Commencement Date);
(d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord (Lessee) thereunder; (f) any Hazardous Materials, as defined in Paragraph 10.2, above that now or hereafter during the Term may be located in, on or around, or affecting, any part of the Land or Leased Improvements; (g) any and all other matters pertaining to the Leased Property or the operation of the Facility after the date of this Lease during the Term, including without limitation compliance with or failure to comply with the provisions of Section 8 of the United States Housing Act of 1937, and the provisions of the Fair Housing Amendments Act of 1988, each as amended from time to time; (h) any liability relating to the construction or development of the Facility, including patent or latent defects in the Facilities, whether arising in connection with events occurring prior to or after the Commencement Date hereunder, including without limitation compliance with or failure to comply with the provisions of the federal Americans with Disabilities Act, as amended from time to time; and (i) third party claims of any kind relating to the Leased Property, the Facilities, the operations at the Facilities or otherwise, and any and all other matters whatsoever relating to the Leased Property, the assisted living facilities located thereon and the operation thereof. Any amounts which became payable by Lessee under this Paragraph shall be paid within ten (10) days of the date the same becomes due and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit, at Lessee's sole cost, but after consultation with and approval by Lessor, which approval shall not be unreasonably withheld or delayed. Nothing herein shall be construed as indemnifying Lessor against its own gross negligence or willful misconduct. Lessee's liability for a breach of the provisions of this article arising during the Term hereof shall survive any termination of this Lease.

                                    ARTICLE XXII

         22. SUBLETTING AND ASSIGNMENT. Except as provided hereinbelow to the contrary, Lessee may not assign, sublease or sublet, encumber, appropriate, pledge or otherwise transfer, the Lease or the leasehold or other interest in the Leased Property without Lessor's prior written consent, which consent may be withheld or granted in Lessor's sole and absolute discretion; provided, however, that Lessee may from time to time during the Term of this Lease enter into rental agreements with residents of each Facility, and execute any documents necessary in connection therewith, without obtaining Lessor's prior consent. Notwithstanding the foregoing provisions of this Paragraph 22, (a) Lessee and its permitted assigns shall be entitled, at any time without first obtaining the consent of Lessor, to sublease up to the greater of (i) 2,000 square feet, or
(ii) ten percent (10%) of the total square footage of any single Facility, to any person or entity providing any services related or ancillary to the operation of such Facility or in connection with the provision of home health services both within and outside such Facility; (b) so long as Lessee is lessee under this Lease, Lessee shall be entitled, at any time without first obtaining the consent of Lessor to sell, assign and convey to Karrington Health, Inc., an Ohio corporation ("Karrington"), either (i) all (but not less than all) of Lessee's leasehold or subleasehold interest in all of the Leased Property or
(ii) all of the issued and outstanding stock of Lessee; and (c) in the event that there occurs a change in control in respect to the ownership of Karrington, whether by merger, sale, or transfer of substantially all of Karrington's assets (other than in the ordinary course of Karrington's business) or otherwise, including without limitation the acquisition by any one person or entity of thirty-five percent (35%) or more of the issued and outstanding stock of Karrington (any of the foregoing, a "Change of Control"), and so long as the surviving entity at the conclusion of such Change of Control has a net worth of Twenty Six Million Five Hundred Thousand Dollars ($26,500,000) or more and a debt to equity ratio of not more than four to one (4.0:1.0) (which net worth and debt to equity ratio are greater than or substantially similar to Karrington's as of the date hereof), Karrington or Lessee, as the case may be, shall be entitled, without first obtaining the consent of Lessor, to assign all of its right, title and interest in and to this Lease to said surviving entity, so long as, under any of the scenarios described in this Paragraph 22, Lessor is notified of such assignment or conveyance in writing within five (5) business days thereafter. Upon Lessor's consent, (w) in the case of a subletting, the sublessee shall comply with the provisions of Paragraph 22.2, (x) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof, (y) an original counterpart of each sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor, and (z) in case of either an assignment or subletting, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder.

                  22.1 ATTORNMENT. Lessee shall insert in each sublease permitted under Paragraph 22 provisions to that effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder; (ii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease; and (iii) in the event the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that Lessee is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rents received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against amounts owing by Lessee under this Lease.

                  22.2 SUBLEASE LIMITATION. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee; or (ii) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as Arents from real property" within the meaning of Paragraph 856(d) of the Code, or any similar or successor provision thereto.

                                   ARTICLE XXIII

         23.      OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS; LEASE
COVENANTS.

         23.1     OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS.

                           (a)      At any time from time-to-time upon not less
than twenty (20) days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid and such other information concerning this Lease as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Paragraph may be relied upon by Lessor and any prospective purchaser or lender of the Leased Property.

                           (b)      In addition to all other obligations to
provide financial information contained in the Lease, Lessee will furnish the following statements to Lessor:

                                    (i)  within one hundred twenty (120) days
after the end of each Lease Year, an Officer's Certificate stating that to the best of the signer's knowledge and belief after making reasonable inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default to its knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same, and

                                    (ii)  with reasonable promptness, such other
information respecting the financial condition and affairs of Lessee as Lessor may reasonably request from time-to-time.

                           (c)      Within one hundred twenty (120) days after
the end of each Fiscal Year, Lessee agrees to provide to Lessor Consolidated Financials of Lessee for such Fiscal Year.

         23.2 LEASE COVENANTS. Lessee warrants, covenants and represents to Lessor that prior to December 31, 1999, Karrington shall not undertake or accomplish any of the following: (a) buy back any of the stock of Karrington;
(b) declare a dividend to Karrington stockholders; or (c) repay any loan or other indebtedness to any current or former directors, officers, shareholders or affiliates of Karrington; provided, however, that Karrington shall be allowed to do any of the foregoing only up to a total combined amount equal to or less than fifty percent (50%) of a total amount of equity funding actually received by Karrington from the Commencement Date through December 31, 1999. Notwithstanding the foregoing, Karrington shall be entitled, prior to December 31, 1999, to do any of the following: (d) repay to JMAC the Four Million Dollar ($4,000,000) bridge loan entered into on or about April 1, 1998, so long as the entire outstanding balance of such bridge loan has been used substantially in accordance with the use of proceeds attached to this Lease as Exhibit "D", (e) grant to JMAC the right to convert to equity in Karrington all or any portion of its existing debt to Karrington, in the approximate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000); and (f) upon a Change of Control of Karrington, so long as the surviving entity at the conclusion of such Change of Control has a net worth of Twenty-Six Million Five Hundred Thousand Dollars ($26,500,000) or more and a debt to equity ratio of not more than four to one (4.0:1.0), Karrington shall be entitled to pay off any and all debts which it may have to JMAC. Lessee acknowledges and agrees that Lessor has entered into this Lease in material reliance on the foregoing warranties, covenants and representations (the "Lease Covenants"). Lessee further acknowledges that certain of the Lease Covenants concern the activities of Karrington rather than Lessee and that any violation or breach of any of the Lease Covenants, whether by Lessee or Karrington shall be an Event of Default hereunder.

                                    ARTICLE XXIV

         24. LESSOR'S RIGHT TO INSPECT. Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property or any portion thereof on at least one Business Day's prior notice during usual business hours subject to any security, health, safety, or confidentiality requirements of Lessee or any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations. Lessor shall take reasonable steps to avoid interference with the residents.

                                    ARTICLE XXV

         25. NO WAIVER. The waiver by Lessor or Lessee of any term, covenant or condition in this Lease shall not be deemed to be a waiver of any other term, covenant or condition or any subsequent waiver of the same or any other term, covenant or condition contained in this Lease. The subsequent acceptance of rent hereunder by Lessor or any payment by Lessee shall not be deemed to be a waiver of any preceding default of any term, covenant or condition of this Lease, other than the failure to pay the particular amount so received and accepted, regardless of the knowledge of any preceding default at the time of the receipt or acceptance.

                                    ARTICLE XXVI

         26. REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

                                   ARTICLE XXVII

         27. ACCEPTANCE OF SURRENDER. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                   ARTICLE XXVIII

         28. NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation, or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate; and (b) the fee estate in the Leased Property.

                                    ARTICLE XXIX

         29. CONVEYANCE BY LESSOR. If Lessor or any successor owner of the Leased Property shall transfer or assign Lessor's title or interest in the Leased Property or any portion thereof or this Lease other than as security for a debt, and provided the new owner has agreed in writing for the benefit of Lessee to recognize this Lease and be bound by all of the terms and conditions hereof, Lessor shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such transfer or assignment and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                    ARTICLE XXX

         30. QUIET ENJOYMENT. So long as Lessee shall pay all Rent as the same becomes due and shall comply with all of the terms of this Lease and perform its obligations hereunder, and except for any claims, actions, liens or encumbrances arising from the acts or omissions of Lessee or otherwise from events occurring prior to the Commencement Date hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Lessee. Except as otherwise provided in this Lease, no failure by Lessor to comply with the foregoing covenant or any covenant of this Lease shall give Lessee any right to abate, reduce or made a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder.

                                    ARTICLE XXXI

         31. NOTICES. All notices, demands, requests, consents, approvals, and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served upon an Executive Officer of the party being served or mailed (by registered or certified mail, return receipt requested and postage prepaid), overnight delivery service addressed to the respective parties, as follows:

         (a)      If to Lessee:     Karrington Operating Company, Inc.
                                    919 Old Henderson Road
                                    Columbus, Ohio  43220
                                    Attention:  Thomas J. Klimbach,
                                        Chief Financial Officer

                  with a copy to:   Bricker & Eckler
                                    100 South Third Street
                                    Columbus, Ohio  43215
                                    Attention: Charles H. McCreary, Esq.

         (b)      If to Lessor:     LTC-Ohio, Inc.
                                    c/o LTC Properties, Inc.
                                    300 Esplanade Drive, Suite 1860
                                    Oxnard, California 93030
                                    Attention:  James J. Pieczynski

                  with a copy to:   LTC Properties, Inc.
                                    300 Esplanade Drive, Suite 1865
                                    Oxnard, California 93030
                                    Attention:  Pamela J. Privett, Esq.

                           and: Rosenfeld, Wolff, Aronson, Kurland & Klein 2049 Century Park East, Suite 3090
                                    Los Angeles, California  90067
                                    Attention:  Alan D. Aronson, Esq.

or to such other address as either party may hereafter designate by a Notice pursuant to this Paragraph. Personally delivered Notice (including Notices sent by overnight delivery service) shall be effective upon receipt, and Notice given by mail shall be completed five (5) days after the time of deposit in the U.S. Mail system. For the purposes hereof, the term "Executive Officer" shall mean the Chairman of the Board of Directors, the President, any Vice
President, or the Secretary of the corporation upon which service is to be made.

                                   ARTICLE XXXII

                  32.1 LESSOR MAY GRANT LIENS. Lessor may, subject to the terms and conditions set forth below in this Paragraph 32.1, from time-to-time, directly or indirectly, create or otherwise cause to exist any lien or encumbrance or any other change of title (AEncumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall contain the right to prepay (whether or not subject to a prepayment penalty) and shall provide that it is subject to the rights of Lessee under this Lease, provided that any holder of an Encumbrance shall (a) give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such mortgage or any sale in foreclosure under such mortgage; (b) permit Lessee to cure any such default on Lessor's behalf within any applicable cure period, and Lessee shall be reimbursed by Lessor or shall be entitled to offset against Minimum Rent payments next accruing or coming due for any and all costs incurred in effecting such cure, including, without limitation, out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees); (c) permit Lessee to appear and to bid at any sale in foreclosure made with respect to any such mortgage, and (d) provide that in the event of foreclosure or other possession of the Leased Property by the Mortgagee, that the Mortgagee shall be bound by the terms and provisions of this lease. Upon the reasonable request of Lessor, Lessee shall execute an agreement to the effect that this Lease shall be subject and subordinate to the lien of a new mortgage on the Leased Property and that in the event of any default or foreclosure under such mortgage, Lessee shall attorn to the new mortgagee, and as otherwise requested by Lessor; provided that the proposed mortgagee execute a non-disturbance agreement recognizing this Lease and agreeing, for itself and its successor and assigns, to comply with the provisions of this
Article XXXII.

                  32.2 LESSEE'S RIGHT TO CURE. Subject to the provisions of Paragraph 32.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to any other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon (at the Overdue Rate) from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand, but may not be offset by Lessee against Minimum Rent payments. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Paragraph 32.2 shall survive the termination of this Lease.

                  32.3 DEFAULT BY LESSOR. It shall be a default of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed, and such failure shall continue for a period of ten (10) days after Notice thereof from Lessee in the case of a monetary default or thirty (30) days after Notice thereof from Lessee (or such shorter time as may be required in order to protect the health or welfare of any patients or other residents of the Leased Property) in the case of a non-monetary default, unless in the case of a non-monetary default such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly, continuously and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                   ARTICLE XXXIII

         33.      MISCELLANEOUS.

                  33.1 SURVIVAL OF OBLIGATIONS. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to, or in connection with any event occurring prior to, the date of any expiration or termination of this Lease or the date of Lessee's surrender of possession of the Leased Property, whichever is later, shall survive such termination or surrender of possession.

                  33.2 LATE CHARGES; INTEREST. If any interest rate provided for in any provision of this Lease is based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

                  33.3 LIMITS OF LESSOR'S LIABILITY. Lessee specifically agrees to look solely to the assets of Lessor for recovery of any judgment against Lessor, it being specifically agreed that no constituent shareholder, officer or director of Lessor shall ever be personally liable for any such judgment or the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any action not involving the personal liability of Lessor (original or successor). Additionally, Lessor shall be exonerated from any further liability under this Lease upon Lessor's transfer or other divestiture of its ownership of the Leased Property, provided that the assignee or grantee shall expressly assume in writing the obligations of Lessor hereunder. Furthermore, in no event shall Lessor (original or successor) ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

                  33.4 LIMITS OF LESSEE'S LIABILITY. Lessor specifically agrees to look solely to the assets of Lessee for recovery of any judgment against Lessee, it being specifically agreed that no constituent shareholder, officer or director of Lessee shall ever be personally liable for any such judgment or the payment of any monetary obligation to Lessor. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessor might otherwise have to obtain injunctive relief against Lessee or Lessee's successors in interest, or any action not involving the personal liability of Lessee (original or successor). Furthermore, in no event shall Lessee (original or successor) ever be liable to Lessor for any indirect or consequential damages suffered by Lessor from whatever cause.

                  33.5 TRANSFER OF OPERATIONS. At Lessor's request, upon the expiration or earlier termination of the Term, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee (or to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for) all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of each Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

                  33.6 ADDENDUM, AMENDMENTS AND EXHIBITS. Any addendum, amendments and exhibits attached to this Lease are hereby incorporated in this Lease and made a part of this Lease.

                  33.7 HEADINGS. The headings and paragraph titles in this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

                  33.8 TIME. Time is of the essence of this Lease and each and all of its provisions.

                  33.9 DAYS. Unless otherwise expressly indicated herein, any reference to "days" in this Lease shall be deemed to refer to calendar days.

                  33.10 RENT. Each and every monetary obligation under this Lease shall be deemed to be "Rent" under this Lease and for all other purposes under law.

                  33.11 APPLICABLE LAW; VENUE. This Lease shall be governed by and construed in accordance with the laws of the State of Ohio, but not including its conflicts of laws rules; thus the law that will apply is the law applicable to a transaction solely within the State of Ohio. Notwithstanding the application of the laws of the State of Ohio, each party hereto hereby irrevocably submits itself to the jurisdiction of the state courts of the State of California and to the jurisdiction of the United States District Court for the Central District of California, for the purpose of any suit, action or other proceeding arising out of or based upon this Lease or the subject matter hereof brought by either party hereto and such suit, action or other proceedings shall be conducted in the State or Federal courts located in Los Angeles, California.

                  33.12 SUCCESSORS AND ASSIGNS. The covenants and conditions contained in this Lease shall, subject to the provisions regarding assignment (Article XXII), apply to and bind the heirs, successors, executors, administrators, and assigns of Lessor and Lessee.

                  33.13 RECORDATION. Lessor and Lessee shall execute with appropriate acknowledgments and record in the Official Records of the county in which the Leased Property is located, that certain Memorandum of Lease in the form and content of Exhibit "C" attached hereto. Lessor and Lessee shall equally share the cost of recording the Memorandum of Lease. In no event shall this Lease otherwise be recorded.

                  33.14 PRIOR AND FUTURE AGREEMENTS. This Lease contains all of the agreements of Lessor and Lessee with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by both Lessor and Lessee or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both Lessor and Lessee.

                  33.15 PARTIAL INVALIDITY. Any provision of this Lease which shall be held by a court of competent jurisdiction to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision or term of this Lease, and such other provision or terms shall remain in full force and effect.

                  33.16 ATTORNEYS' FEES. In the event of any action or proceeding brought by one party against the other under this Lease, the prevailing party shall be entitled to recover its reasonable attorneys' fees in such action or proceeding from the other party, including all attorneys' fees incurred in connection with any appeals, and any post-judgment attorneys' fees incurred in efforts to collect on any judgment.

                  33.17 AUTHORITY OF LESSOR AND LESSEE. Lessor and Lessee each hereby represent and warrant that the individuals signing on its behalf are duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with the bylaws of the corporation, and that this Lease is binding upon the corporation.

                  33.18 RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed by Lessor or Lessee, nor by any third party, as creating the relationship of principal and agent or a partnership, or a joint venture by Lessor or Lessee, it being understood and agreed that no provision contained in this Lease nor any acts of Lessor and Lessee shall be deemed to create any relationship other than the relationship of landlord and tenant.

                  33.19 COUNTERPARTS. This Lease may be executed in one or more separate counterparts, each of which, once they are executed, shall be deemed to be an original. Such counterparts shall be and constitute one and the same instrument.

                  33.20 BROKERS. Lessor and Lessee each warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease. Lessor and Lessee hereby agree to indemnify the other and to hold the other harmless from and against any and all costs, expenses, claims, damages, suits, including attorneys' fees, in any way resulting from claims or demands for commissions or other compensation from any real estate brokers claiming through such party with respect to this Lease.

         WHEREFORE, each of the parties has accepted and agreed by affixing their respective authorized signatures below as of the date first above written.

                          [SIGNATURE CONTINUED ON NEXT PAGE]

                       [SIGNATURE CONTINUED FROM PREVIOUS PAGE]


                                    "LESSEE"

SIGNED AND ACKNOWLEDGED             KARRINGTON OPERATING COMPANY, INC.,
IN PRESENCE OF:                     AN OHIO CORPORATION


/s/ Renee Christner                 By:  Pete A. Klisares
-----------------------------            --------------------------
Printed: Renee Christner            Its:  President
         --------------------            ---------------------------

SIGNED AND ACKNOWLEDGED
IN PRESENCE OF:


/s/ Amy S. Maxwell
---------------------------
Printed:  Amy S. Maxwell
        -------------------



                          [SIGNATURE CONTINUED ON NEXT PAGE]

                       [SIGNATURE CONTINUED FROM PREVIOUS PAGE]


                                    "LESSOR"

SIGNED AND ACKNOWLEDGED             LTC-OHIO, INC.,
IN THE PRESENCE OF:                 A DELAWARE CORPORATION


/s/ Raad K. Shawaf                  By: /s/ James J. Pieczynski
----------------------------           ----------------------------------
Printed Name: Raad K. Shawaf        Its: President and Chief Financial Officer
             ---------------           ----------------------------------------


/s/ Ami K. Harris
-----------------------------
Printed Name: Ami K. Harris
             -----------------

                                   ACKNOWLEDGEMENT


STATE OF OHIO              )
         --------          )        SS.
COUNTY OF FRANKLIN         )
          ---------------

         The foregoing instrument was acknowledged before me on this 20th day of April, 1998, by Pete A. Klisares, President of Karrington Operating Company, Inc., an Ohio corporation, on behalf of the corporation.



/s/ Amy S. Maxwell
------------------------
  Amy S. Maxwell           Notary Public



My Commission Expires:



---------------------------

         [STAMP]

                                   ACKNOWLEDGEMENT


STATE OF CALIFORNIA        )
                           )        SS.
COUNTY OF VENTURA          )


         On the 9th day of April, 1998, before me, Ami K. Harris, a notary public in and for the State of California, personally appeared James J. Pieczynski, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument he, or the entity on behalf of which he acted, executed the instrument.

         WITNESS my hand and official seal.

                                             /s/ Ami K. Harris
                                             -----------------------------------
                    [STAMP]                  AMI K. HARRIS
                                             NOTARY PUBLIC
                                             State of California
                                             My Commission Expires July 31, 1998





This Instrument Prepared by:


Alan D. Aronson, Esq.
Rosenfeld, Wolff, Aronson, Kurland & Klein
2049 Century Park East, Suite  3090
Los Angeles, California  90067

INDEX OF EXHIBITS
-----------------

Exhibit "A-1" - "A-4" - Legal Description

Exhibit "B" -  Related Leases

Exhibit "C" -  Memorandum of Lease

Exhibit "D" - Approved Use of Proceeds

                                     EXHIBIT A-1
                                     -----------

                                  Legal Description

                                   Scioto Property

                                     EXHIBIT A-2
                                     -----------

                                  Legal Description

                                 Karrington Property






















                                     EXHIBIT A-2

                                     EXHIBIT A-3
                                     -----------

                                  Legal Description

                                Tucker Creek Property












                                     EXHIBIT A-3

                                     EXHIBIT A-4
                                     -----------

                                  Legal Description

                                   Bexley Property














                                     EXHIBIT A-4

                                     EXHIBIT "B"

                                   RELATED LEASES*





*The Related Leases referenced above will be modified in writing in the future if Lessor and Lessee enter into a lease (or leases) of property in substitution of any of the aforementioned Related Leases.

                                     EXHIBIT "C"